-27-
         Lighthouse Point, Florida 33074-5571 has named James M. Schneider whose address is c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301 as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.



                                                              James M. Schneider

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         REGISTRY DATABASE INCORPORATED


         Pursuant to Section 607.1008 of the Business Corporation Act of the State of Florida, the undersigned President of REGISTRY DATABASE INCORPORATED, a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, does hereby certify:

         First: That pursuant to Unanimous Written Consent of the Sole Shareholder and Sole Director of said Corporation dated May 24, 1996, the Shareholder and Director approved the amendment to the Corporation's Articles of Incorporation as follows:

         Article I of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of this Corporation shall be: REGISTRY MAGIC INCORPORATED.

         Article IV of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time shall be thirty million (30,000,000) shares of Common Stock with a par value of $.001 per share and five million (5,000,000) shares of Preferred Stock having a par value of $.01 per share.

         Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be started and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         The foregoing amendment was adopted by the Sole Director of the Corporation pursuant to Unanimous Written Consent of the Board of Directors on May 24, 1996, and by the Sole Shareholder of the Common Stock of the Corporation acting unanimously by Written Consent pursuant to Section 607.0702 of the Florida Business Corporation Act, which shares consenting and voted at such meeting represented all of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore, the number cast for the amendment of the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of May 23, 199__.



                                           REGISTRY DATABASE INCORPORATED



                                           By:
                                              -------------------------------
                                                   Lawrence Cohen, President

                          ARTICLES OF AMENDMENT TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                           REGISTRY MAGIC INCORPORATED


         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida. the undersigned President of REGISTRY MAGIC INCORPORATED, a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, does hereby certify:

         First: That pursuant to Unanimous Written Consent of the Board of Directors of said Corporation dated May 8, 2001, and Special Meeting of the Shareholders of said Corporation on June 19, 2001, the Board of Directors and Majority Shareholders approved the Amendment to the Corporation's Articles of Incorporation as follows:

         Article 1 of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

                                    ARTICLE 1
                                 CORPORATE NAME

         The name of this Corporation shall be:  VOICEFLASH NETWORKS, INC.

         Article IV of the Articles of Incorporation of this Corporation Is amended to read in its entirety as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time shall be fifty million (50,000,000) shares of Common Stock with a par value of $.001 per share and five million (5,000,000) shares of Preferred Stock having a par value of $.01 per share.

         Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitation or restrictions

         Brian A. Pearlman, Esq.
         Florida Bar No. 0157023
         Atlas Pearlman, PA.
         350 East Las Olas Boulevard, Suite 1700
         Fort Lauderdale, FL 33301
thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and Issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         The foregoing Amendment was adopted by the Board of Directors of the Corporation pursuant to Unanimous Written Consent of the Board of Directors on May 8, 2001, and by the Majority Shareholders of the Common Stock of the Corporation by vote on June 19, 2001. The vote was taken pursuant to a Special] Meeting of the Shareholders of the Corporation, a record date was Set and a proxy was delivered to record holders as of April 30, 2001. Therefore, the number of votes cast for the Amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the acting Chief Executive Officer of this Corporation, has executed these Articles of Amendment as of June 22, 2001.


                                              REGISTRY MAGIC INCORPORATED


                                              By:
                                                 -----------------------------
                                                    Lawrence Cohen
                                                    Chairman and Acting
                                                    Chief Executive Officer

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            VOICEFLASH NETWORKS. INC.


         Pursuant to Section 807.0802 of the Florida Business Corporation Act of the State of Florida, the undersigned President of VOICEFLASH NETWORKS, INC. (the "Corporation"), a corporation organization and existing under and by virtue of the laws of the State of Florida and bearing Document Number P95000077968, does hereby certify:

         FIRST: Whereas, by virtue of the authority contained in the Articles of Incorporation of the Corporation, the Corporation has authority to issue five million (5,000,000) shares of $.01 par value per share preferred stock, the designation and amount thereof and series, together with the powers, preferences, rights, qualifications, limitations or restrictions thereof, to be determined by the Board of Directors pursuant to the applicable laws of the State of Florida.

         SECOND: The Board of Directors has hereby established one (1) such series of classes of Preferred Stock authorized to be issued by the Corporation as above stated, with the designations and amounts thereof, together with the voting powers, preferences and relative, participating, optional and other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, to be as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

         Section 1.  Shares and Classes Authorized.
         ---------   -----------------------------

         Five hundred thousand (500,000) of the five million (5,000,000) preferred shares that are authorized by Article IV of this Corporation's Certificate of Incorporation are hereby designated Series A convertible preferred shares, $.01 par value (hereinafter referred to as "Series A Preferred Shares") and the rights and preferences of such Series A Preferred Shares shall be set forth in section 2. "Common Shares" as used herein shall refer to the shares of this Corporation's common stock authorized under Article IV of this Corporation's Articles of Incorporation. Common Shares and Preferred Shares are herein sometimes referred to collectively as "Capital Stock".

         Section 2.  Description of Series A Preferred Shares.
         ---------   ----------------------------------------

         The rights, preferences, privileges arid restrictions granted to or imposed upon Series A Preferred Shares or the holders thereof are as follows:

         (A)      Voting Rights:  Board of Directors.
                  ----------------------------------

         The holders of Series A Preferred Shares shall have the right, voting separately as a class, to designate and elect one (1) member of the Board of Directors at all meetings of shareholders of the Company at which the board of directors is to be elected; except as otherwise provided in subsection 2(C)(3), the holders of Series A Preferred Shares shall have no rights as to the election of any other members of the Board of Directors. Each holder of Series A Preferred Shares shall have the special voting rights which are described in subsection 2(C)(3). No holder of any Series A Preferred Shares shall have any cumulative voting rights. Except as set forth in this subsection 2(A) or in subsection 2(C)(3), the Series A Preferred Shares shall not be voting shares.

         (B)      Preemptive Rights.
                  -----------------

         No holders of Series A Preferred Shares shall be entitled as such, as a matter of right, to subscribe for, purchase or receive any part of any stock of this Corporation of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

         (C)      Other Rights, Preferences, Privileges and Restrictions.
                  ------------------------------------------------------

                  (1) Dividends. The holders of Series A Preferred Shares shall be entitled to receive out of any funds at any time legally available for the declaration of dividends, cash dividends at the rate of $24 per annum per share, such dividends to be payable quarterly not later than the last business day of each March, June, September and December. Dividends on Series A Preferred Shares shall start to accrue on January 11, 2000, or the date of original issuance, whichever is later, and shall be cumulative thereafter, whether or not earned or declared.

                  Upon the occurrence of an event of default (an of Default") under Section XI of the Investment Agreement dated January 12, 2000, executed by arid between Bristol Retail Solutions, Inc., Berthel SBIC, LLC and Lawrence Cohen (which Investment Agreement may be amended without the approval of the shareholders of this Corporation), which Event of Default has remained uncured for a period of sixty (60) days after the date the holders of a majority of the Series A Preferred Shares shall give notice to the Company of such Event of Default, the dividend rate on the Series A Preferred Shares shall thereupon be adjusted, and for the period from the date of such notice from the holder to the company of such Event of Default, until the date the Company shall cure all outstanding Events of Default, shall be equal to $.36 per annum, per share.

                  (2) Liquidation, Right and Preferences. In the event of the liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of Series A Preferred Shares shall be entitled to receive in cash, out of the assets of this Corporation, an amount equal to $2.00 per share (the "Base Liquidation Preference") for each outstanding Series A Preferred Share, plus all accumulated but unpaid dividends, before any payment shall be made or any assets distributed to the holders of the Common Shares or any other class of shams of this Corporation ranking junior to Series A Preferred Shares. If, upon any liquidation or dissolution of this Corporation, the assets of this Corporation are insufficient to pay such $2.00 per share, plus all accumulated but unpaid dividends, the holders of such Series A Preferred Shares shall share pro rata in any such distribution In proportion to the full amounts to which they would otherwise be respectively entitled. After such payment to the holders of the Series A Preferred Shares, upon such liquidation, dissolution or winding up of this Corporation, the holders of Common Shares shall then be entitled, to the exclusion of the holders of Preferred Shares, to receive in cash, out of the assets of this Corporation, an amount equal to the aggregate paid-in capital reflected on the financial statements of this Corporation as of the date of such distribution, with such distribution being made on a pro rata basis to the holders of all outstanding Common Shares. Following such payment to the holders of Common Shares, the holders of Common Shares and the holders of Preferred Shares shall be entitled to share ratably in all the assets of this Corporation thereafter remaining. For purposes of this joint distribution of assets to the holders of Common Shares and the holders of Preferred Shares, the holders of the Series A Preferred Shares should be regarded as owning that number of Common Shares into which the Series A Preferred Shares would then be convertible.

                  (3) Special Voting Rights. Without the affirmative vote of the holders (acting together as a class) of at least a majority (with respect to (a), (b), (c) and (e) below) or at least 90% (with respect to (d) below) of Series A Preferred Shares at the time outstanding given in person or by proxy at any annual meeting, or at such special meeting called for that purpose, or, if permitted by law, in writing without a meeting, this Corporation shall not:

                  (a) authorize or issue any (i) additional Series A Preferred Shares or (ii) shares of stock having priority over Series A Preferred Shares or ranking on a parity therewith as to the payment of dividends or as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of this Corporation; or

                  (b) declare or pay any dividend or make any other distribution on any shares of Capital Stock of this Corporation at any time created arid issued ranking junior to the Series A Preferred Shares with respect to the right to receive dividends and the right to the distribution of assets upon liquidation, dissolution or winding up of this Corporation (hereinafter called "Junior Stock"), other than dividends or distributions payable solely in shares of Junior Stock, or purchase, redeem or otherwise acquire for any consideration (other than in exchange for or out of the net cash proceeds of the contemporaneous issue or sale of other shares of Junior Stock), or set aside as a sinking fund or other fund for the redemption or repurchase of any shares of Junior Stock or any warrants, rights or options to purchase shares of Junior Stock except as specifically permitted by the terms of the investment agreement, dated January 11, 2000, between this Corporation and the investor listed therein, as it may be amended from time to time (the "Investment Agreements);

                  (c) issue Common Shares at a price below what is at the time of issuance the fair market value per share, or any stock purchase rights, except for such share issuances or stock purchase rights specifically permitted by the terms of the Investment Agreement;

                  (d) alter or amend the rights or preferences of the Series A Preferred Shares as stated in these Articles of Incorporation;

                  (e) sell, lease, license or otherwise dispose of all or substantially all of its assets, or consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge Into it, except that (i) any subsidiary of this Corporation may merge into another subsidiary or into this Corporation, and (ii) this Corporation may consolidate or merge with or into another corporation if the shareholders of this Corporation immediately prior to such merger or consolidation own at least eighty percent (80%) of the equity of the combined entity immediately after such merger or consolidation becomes effective; or

                  (f) increase the size of its board of directors to a number greater than seven (7).

                  If (i) this Corporation fails to pay any dividend on the Series A Preferred Shares when and as required, whether or not earned or declared, or to comply with any redemption obligation set forth in subsection 2(C)(5), whether or not funds are available to effect such redemption obligation, which failure has remained uncured for a period of sixty (60) days after the date the holders of a majority of the Series A Preferred Shares shall give written notice to the Company of such failure, then: (i) the holders of Series A Preferred Shares, voting jointly as a separate class, shall be entitled to designate and elect three (3) of the members of this Corporation's Board of Directors (the "Default Directors"), and the holders of Common Shares, voting jointly as a separate class, shall be entitled to designate and elect three (3) directors; and the remaining director of the Corporation shall be designated and approved by a majority of each of the Series A Preferred Shares and the Common Shares, each voting separately as a class. If each of the holders of the Series A Preferred Shares and the Common Shares, voting as a class, shall fall to approve a nominee for the remaining director seat, such seat shall be filled by the vote of the holders of the Series A Preferred Shares and the Common Shares voting together as a single class, with the holders of the Series A Shares casting a number of votes equal to the number of Common Shares into which all of the Series A Shares are then convertible, provided that any nominee for such position shall meet the requirements for qualification as an "independent" director, as such term is defined in the rules of the New York Stock Exchange. The right of the holders of Series A Preferred Shares to designate and elect the Default Directors may be exercised until such time as this Corporation's redemption obligation has been complied with or funds sufficient therefor shall have been deposited in trust, and until the Event of Default under the Investment Agreement has been cured or waived. When such redemption obligation shall have been complied with, or when funds sufficient therefor shall have been deposited in trust, or when such Event of Default under the Investment Agreement shall have been cured or waived, the President of this Corporation shall call a meeting of shareholders at which all directors shall be elected anew, and the term of office of all persons who are then directors shall terminate immediately upon the election of their successors; subject always to the same provisions in the vesting of such right in the holders of the Series A Preferred Shares in the case of any future redemption default or in the case of the occurrence of any future Event of Default under the investment Agreement.

                  The foregoing right of the holders of Series A Preferred Shares with respect to the election of directors of this Corporation may be exercised at any annual meeting of shareholders or, within the limitations hereinafter provided, at a special meeting of the shareholders. If the date upon which such right of the holders of Series A Preferred Shares shall become vested shall be more than thirty (30) days preceding the date of the next ensuing annual meeting of shareholders as fixed by the Bylaws of this Corporation, the President of this Corporation shall, Immediately after delivery to this Corporation at its principal office of a request to such effect signed by the holders of at least a majority of Series A Preferred Shares then outstanding, call a special meeting of the shareholders, to be held within sixty (60) days after the delivery of such request for the purpose of electing the directors who they shall designate as the representatives of Series A Preferred Shares on the Board of Directors, which directors shall serve until the next annual meeting, until their successors shall be elected and shall qualify or until they are divested of such office pursuant to the Immediately preceding paragraph. Notice of such meeting shall be mailed to each shareholder riot less than twenty (20) days prior to the date of such meeting.

                  Whenever the holders of Series A Preferred Shares shall be entitled to elect the Default Directors, any holder of such Series A Preferred Shares shall have the right, during regular business hours, in person or by a duly authorized representative, to examine and to make transcripts of the stock records of this Corporation for Series A Preferred Shares for the purpose of communicating with other holders of Series A Preferred Shares with respect to the exercise of such right of election.

                  At any annual or special meeting of shareholders held for the purpose of electing directors when the holders of Series A Preferred Shares shall be entitled to elect the Default Directors, the presence in person or by proxy of the holders of a majority of the outstanding Series A Preferred Shares shall be required to constitute a quorum for the election by such class of such directors, arid the presence in person or by proxy of the holders of a majority of the outstanding Common Shares shall be required to constitute a quorum for the election by such class of the remaining directors; provided, however, that the holders of a majority of either such class of stock who are present in person or by proxy shall have power to adjourn such meeting for the election of directors by such class from time to time without notice other than announcement at the meeting. No delay or failure by the holders of either of such classes of stock to elect the members of the Board of Directors whom such holders are entitled to elect shall invalidate the election of the remaining members of the Board of Directors by the holders of the other such class of stock.

                  If, during any interval between annual meetings of shareholders for the election of directors and while the holders of Series A Preferred Shares shall be entitled to elect the Default Directors, the number of directors in office who have been elected by the holders of Series A preferred Shares or Common Shares and the series of Preferred Shares other than the Series A Preferred Shares, as the case may be, shall, by reason of resignation, death or removal, be less than the total number of directors subject to election by the holders of shares of such class, the vacancy or vacancies in the directors elected by the holders of Common Shares arid the series of Preferred Shares other than the Series A Preferred Shares, shall be filled by a majority vote of the remaining directors then in office who were elected by the holders of Common Shares and series of Preferred Shares other than the Series A Preferred Shares or succeeded a director so elected, although such majority be less than a quorum, and the vacancy in the directors elected by the holders of Series A Preferred Shares shall be filled by a majority vote of the remaining directors then in office who were elected by the holders of Series A Preferred Shares or succeeded a director so elected, although such majority may be less than a quorum.

                  (4)      Notice of Certain Events.  In case any time:
                           ------------------------

                  (a) this Corporation shall pay any dividend payable in stock upon Common Shares, or make any distribution (other than regular cash dividends) to the holders of Common Shares; or

                  (b) this Corporation shall offer far subscription pro rata to the holders of Common Shares any additional shares of stock of any class or other rights; or

                  (c) there shall be any capital reorganization, reclassification of the capital stock of this Corporation, or consolidation or merger of this Corporation with, or sale of all or substantially all of its assets, to another corporation; provided, however, that this provision shall not be applicable to the merger or consolidation of this Corporation with or into another corporation if, following such merger or consolidation, the shareholders of this Corporation immediately prior to such merger or consolidation own at least 80% of the equity of the combined entity; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of this Corporation; then, in any one or more of said cases, this Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the holders of Series A Preferred Shares at the addresses of such holders as shown on the books of this Corporation, of the date on which
(i) the books of this Corporation shall close or a record shall be taken for such dividend, distribution or subscription tights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which this Corporation's transfer books are closed in respect thereto.

                  (5)      Redemption Rights.
                           -----------------

                  (a) Optional Redemption. This Corporation shall have the right, but not the obligation, to purchase and redeem all, or any portion, of the then outstanding Series A Preferred Shares at a price per Series A Preferred Share equal to the Base Liquidation Preference plus accrued and unpaid dividends thereon (the "the Redemption Price'), it the exercise of such redemption option is approved by a majority of the members of this Corporation's Board of Directors. With respect to each optional redemption, the Corporation may not redeem a number of shares having an aggregate Base Liquidation Preference of less than the lesser of (i) One Hundred Thousand and no/100 Dollars ($100,000); or (ii) the aggregate Base Liquidation Preference of all Series A Preferred Shares then outstanding.

                 (b) Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series A Preferred Shares to each record holder thereof not more than 90 nor less than 60 days prior to the date on fixed for redemption (the "Redemption Date"). Such notice shall include the date for redemption and the number of Series A Preferred Shares held by such holder to be redeemed.

                 (c) Method of Payment of Redemption Price. This Corporation shall complete the redemption of any Series A Preferred Shares by mailing to the registered holders thereof, on the Redemption Date, an amount In cash out of moneys legally available therefor sufficient to redeem the Series A Preferred Shares held by each such holder, at the Redemption Price, upon surrender by such holders of the certificates evidencing the shares being redeemed, which certificates shall be properly endorsed in blank. In case fewer than the total number of Series A Preferred Shares represented by any certificate are to be redeemed, a new certificate representing the number of unredeemed Series A Preferred Shares shall be issued to the holder thereof without cost to such holder within five (5) business days after surrender of the certificate representing the redeemed Series A Preferred Shares. All rights with respect to such Series A Preferred Shares called for redemption shall cease and terminate on the Redemption Date, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor. All Series A Preferred Shares which are in any manner redeemed or acquired by this Corporation shall be retired and canceled and none of such shares shall be reissued.

                  If the funds of the Corporation legally available for redemption of Series A Preferred Shares on any applicable Redemption Date are insufficient to redeem the total number of Series A Preferred Shares called for redemption, those funds which are legally available shall be used to redeem the maximum possible number of Series A Preferred Shares called for redemption pro rata among the holders of the Series A Preferred Shares. At any time after such redemption that additional funds of the Corporation become legally available for the redemption of Series A Preferred Shares, such funds shall Immediately be used to redeem any Series A Preferred Shares theretofore called for redemption pro rata among the holders of the Series A Preferred Shares.

                  (d) Determination of the Number of Each Holder's Preferred Shares to be Redeemed. The number of shares of Series A Preferred Shares to be redeemed from each holder thereof in redemptions under subsection 2(C)(5)(a) hereunder of less than all of the Series A Preferred Shares shall be the number of shares determined by multiplying the total number of Series A Preferred Shares to be redeemed by a fraction, the numerator of which shall be the total number of Series A Preferred Shares then held by such holder and the denominator of which shall be the total number of Series A Preferred Shares then outstanding.

                  (e) Dividends After Redemption. No Series A Preferred Share redeemed pursuant to this Section 5 shall be entitled to any dividends accruing after the Redemption Date with respect to Series A Preferred Shares called for redemption. On such date, all rights of the holder of such Series A Preferred Share shall cease (except the right to receive payment in accordance with subsection 2(C)(5)(c)), and such Series A Preferred Share shall no longer be deemed to be issued and outstanding.

                  (f) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Preferred Shares, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred Shares on the basis of the number of Series A Preferred Shares owned by each such holder.

                  (g) Conversion Prior to Redemption. Upon the giving of a written notice from this Corporation of a redemption, and prior to the date fixed by such notice for redemption of the Series A Preferred Shares, a holder of Series A Preferred Shares may elect to convert, prior to redemption, in accordance with Section 2(C)(6) hereof, all or a part of the number of Series A Preferred Shares fixed by the notice for redemption from such holder. In such event, the number of Series A Preferred Shares to be redeemed from such holder shall be reduced by the number of shares that the holder of such Series A Preferred Shares shall have elected to convert prior to redemption.

                  (h) Issuance of common Stock Purchase Warrants Upon Failure to Redeem.

                  (i) If this Corporation shall not have redeemed, by the close of business on January 15, 2005, Series A Preferred Shares (including as shares redeemed, Series A Preferred Shares converted by the holder prior to such date), having an aggregate Base Liquidation Preference of not less than $500,000, this Corporation shall issue to each holder of the Series A Preferred Shares, a warrant to acquire Common Shares of the Corporation, in substantially the farm of the warrant issued pursuant to the investment Agreement, for the purchase of a number of Common Shares equal to (xx) the aggregate Base Liquidation Preference of all Series A Preferred Shares outstanding as of January 15, 2005, less 500,000; multiplied by (yy) 0.85 (adjusted proportionately to account for stock splits, stock dividends, recapitalizations and other similar events); which amount shall then be multiplied by (zz) a fraction, the numerator of which is the total number of Series A Preferred Shares held as of January 15, 2005, by the holder to whom such warrant will be issued, and the denominator of which is the aggregate number of outstanding Series A Preferred Shares as of January 15, 2005.

                  (ii) If this Corporation shall not have redeemed, between January 18, 2005 and the close of business on January 15, 2006, Series A Preferred Shares (including as shares redeemed, Series A Preferred Shares converted by the holder during such period), having an aggregate Base Liquidation Preference of the lesser of (x) $500,000, or (y) the aggregate base Liquidation Preference of all Series A Preferred Shares immediately following the close of business on January 15, 2005, this Corporation shall issue to each holder of the Series A Preferred Shares, a warrant to acquire Common Shares of the Corporation. in substantially the form of the warrant Issued pursuant to the Investment Agreement, for the purchase of a number of Common Shares equal to
(xx) the lesser of (aa) $500,000, or (bb) the aggregate base Liquidation Preference of all Series A Preferred Shares outstanding as of January 15, 2006; multiplied by (yy) 0.85 (adjusted proportionately to account for stock splits, stock dividends, recapitalizations and other similar events): which amount shall then be multiplied by (zz) a fraction, the numerator of which is the total number of Series A Preferred Shares held as of January 15,2006, by the holder to whom such warrant will be issued, and the denominator of which is the aggregate number of outstanding Series A Preferred Shares as of January 15, 2006.

                  (iii) The initial exercise price per Common Share with respect to the warrants issued pursuant to this Section 2(C)(5)(h) shall be One Cent ($01).

                  6.       Conversion Rights.

                  (a) Optional Conversion. Each Preferred Share shall be convertible at the option of the holder thereof into Common Shares of this Corporation in accordance with the provisions and subject to the adjustments provided for In subsection 2(C)(6)(b). In order to exercise the conversion privilege, a holder of Preferred Shares shall surrender the certificate evidencing such Preferred Shares to this Corporation at its principal office, duly endorsed to this Corporation and accompanied by written notice to this Corporation that the holder elects to convert a specified portion or all of such shares. Preferred Shares converted at the option of the holder shall be deemed to have been converted on the day of surrender of the certificate representing such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Preferred Shares, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of Common Shares issuable upon conversion. As promptly as practicable on or after the conversion date, this Corporation shall issue and mail or deliver to such holder a certificate or certificates for the number of Common Shares issuable upon conversion, computed to the nearest one hundredth of a full share, and a certificate or certificates for the balance of Preferred Shares surrendered, if any, not so converted into Common Shares.

                  With respect to any fraction of a Common Share resulting from the conversion of Series A Preferred Shares, this Corporation shall not be required to issue a certificate for a fractional share, but shall instead pay to the holder of such fractional share, cash, equal to such fraction, multiplied by the then current fair market value for a Common Share, as determined by the Board of Directors of this Corporation, acting in good faith.

                  (b) Conversion Price and Adjustments. The number of Common Shares issuable in exchange for each of the Preferred Shares upon conversion shall be equal to the Base Liquidation Preference, divided by the conversion price then in effect (the "Conversion Price"). The Conversion Price shall initially be $2.046, but shall be subject to adjustment from time to time as hereinafter provided:

                  (i) In case this Corporation shall at any time subdivide or split its outstanding Common Shares into a greater number of shares or declare any dividend payable in Common Shares, the Conversion Price in effect immediately prior to such subdivision, split or dividend shall be proportionately decreased, and conversely, in case the outstanding Common Shares of this Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (ii) Except for Excluded issuances, if at any time this Corporation shall issue or sell any Common Shares for a consideration per share less than 92/100 Dollars ($0.92) (the "Trigger Price") (other than dividends payable in Common Shares), or shall issue any options, warrants or other rights for the purchase of such shares at a consideration per share of less than the Trigger Price, the Conversion Price in effect immediately prior to such Issuance or sale shall be adjusted and shall be equal to (x) the Conversion Price then in effect, multiplied by (y) a fraction, the numerator of which shall be an amount equal to the sum of (a) the number of Common Shares outstanding immediately prior to such issuance or sale multiplied by the Conversion Price then in effect, and (b) the total consideration payable to this Corporation upon such issuance or safe of such shares arid such purchase rights and upon the exercise of such purchase rights, arid the denominator of which shall be the amount determined by multiplying (aa) the number of Common Shares outstanding immediately after such issuance or sale plus the number of the Common Shares Issuable upon the exercise of any purchase rights thus issued, by (bb) the Conversion Price then in effect. If any options or purchase rights that are taken into account in any such adjustment of the Conversion Price subsequently expire without exercise, the Conversion Price shall be recomputed by deleting such options or purchase rights. If the Conversion Price is adjusted as the result of the issuance of any options, warrants or other purchase rights, no further adjustment of the Conversion Price shall be made at the time of the exercise of such options, warrants or other purchase rights.

                  (iii) The anti-dilution provisions of this subsection 2(C)(6)(b) may be waived by the affirmative vote of the holders (acting together as a class) of at least ninety percent (90%) at the then outstanding Preferred Shares.

                  (c) Notice of Conversion Price Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of the Series A Preferred Shares at the addresses of such holders as shown on the books of this Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series A Preferred Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (d) Adjustment of Conversion Price Upon Event of Default Under Investment Agreement. Upon the occurrence of an Event of Default, which Event of Default has remained uncured for a period of sixty (60) days after the date the holders of a majority of the Series A Preferred Shares shall give notice to the Company of such Event of Default, the Conversion Price shall thereupon be adjusted, and shall be equal to the Conversion Price in effect immediately prior to the occurrence of the Event of Default giving rise to the adjustment, divided by 2.
                  (e) Definition of Common Shares. As used In subsections 2(C)(6)(b)-(c) the term "Common Shares" shall mean and include this corporation's presently authorized Common Shares and shall also include any capital stock at any class of this corporation hereafter authorized which shall have the right to vote on all matters submitted to the shareholders of this corporation and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of this corporation; provided that the shares receivable pursuant to conversion of Preferred Shares shall include shares designated as Common Shares of this corporation as of the date of issuance of such Preferred Shares, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 2(C)(6)(b)(ii) above.

         The foregoing Amendment was adopted by the Board of Directors of the Corporation acting by written consent dated June 28, 2001 , pursuant to Sections
607.0821 and 607.0602 of the Florida Business Corporation Act. Therefore, the number of votes cast for the Amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer.

         Signed, this 28th day of June 2001.




                                                     Lawrence Cohen, President

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            VOICEFLASH NETWORKS, INC.


         Pursuant to Sections 607.1002 and 607.0602 at the Florida Business Corporation Act of the State of Florida, the undersigned President of VOICEFLASH NETWORKS, INC. (the "Corporation"), a corporation organization and existing under and by virtue of the laws of the State of Florida and bearing Document Number P95000077968, does hereby certify:

         FIRST: Whereas, by virtue of the authority contained in the Articles of incorporation of the Corporation, the Corporation has authority to issue five million (5,000,000) shares of $01 par value per share preferred stock, the designation and amount thereof and series, together with the powers, preferences, rights, qualifications, limitations or restrictions thereof, to be determined by the Board of Directors pursuant to the applicable laws of the State of Florida.

         SECOND: The Board of Directors adopts an amendment to the Corporation's Articles of Incorporation deleting the authorization of Series A Preferred Stock which was previously designated on or about June 28, 2001, but no shares of such Series were issued.

         THIRD: The Board of Directors has hereby established one (1) such series of classes of Preferred Stock authorized to be issued by the Corporation as above stated, with the designations and amounts thereat, together with the voting powers, preferences arid relative, participating, optional and other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, to be as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

         Section 1.  Shares and Classes Authorized.

         Five hundred thousand (500,000) of the five million (5,000,000) preferred shares that are authorized by Article IV of this Corporation's Certificate of Incorporation are hereby designated Series A convertible preferred shares, $.01 par value (hereinafter referred to as "Series A Preferred Shares") and the rights and preferences of such Series A Preferred Shares shall be set forth in section 2. "Common Shares" as used herein shall refer to the shares of this Corporation's common stock authorized under Article IV of this Corporation's Articles of Incorporation. Common Shares and Preferred Shares are herein sometimes referred to collectively as "Capital Stocks".

         Section 2.  Description of Series A Preferred Shares.

         The rights, preferences, privileges and restrictions granted to or imposed upon Series A preferred Shares or the holders thereof are as follows:

         (A)      Voting Rights: Board of Directors.

         The holders of Series A Preferred Shares shall have the right, voting separately as a class, to designate and elect one (1) member of the Board of Directors at all meetings of shareholders of the Corporation at which the board of directors is to be elected; except as otherwise provided in subsection 2(C)(3), the holders of Series A Preferred Shares shall have no rights as to the election of any other members of the Board of Directors. Each holder of Series A Preferred Shares shall have the special voting rights which are described in subsection 2(C)(3). No holder of any Series A Preferred Shares shall have any cumulative voting rights. Except as set forth in this subsection 2(A) or in subsection 2(C)(3), the Series A Preferred Shares shall not be voting shares.

         (B)      Preemptive Rights.

         No holders of Series A Preferred Shares shall be entitled as such, as a matter of right, to subscribe for, purchase or receive any part of any stock of this Corporation of any class whatsoever, or of securities convertible into or exchangeable far any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

         (C)      Other Rights, Preferences, Privileges and Restrictions.

                  (1) Dividends. The holders of Series A Preferred Shares shall be entitled to receive out of any funds at any time legally available for the declaration of dividends, cash dividends at the rate of $.24 per annum per share, such dividends to be payable quarterly not later than the last business day of each March, June, September and December. Dividends on Series A Preferred Shares shall start to accrue on January 11. 2000, or the date of original issuance, whichever is later, and shall be cumulative thereafter, whether or not earned or declared.

                  Upon the occurrence of an event of default (an "Event of Default") under Section X1 of the Investment Agreement dated January 12, 2000, executed by and between Bristol Retail Solutions, Inc., Berthel SBIC, LLC and Lawrence Cohen (which investment Agreement may be amended without the approval of the shareholders of this Corporation), which Event of Default has remained uncured for a period of sixty (60) days after the date the holders of a majority of the Series A Preferred Shares shall give notice to the Corporation of such Event of Default, the dividend rate on the Series A Preferred Shares shall thereupon be adjusted, and for the period from the date of such notice from the holder to the Corporation of such Event of Default, until the date the Corporation shall cure all outstanding Events of Default, shall be equal to $.36 per annum, per share.

                  (2) Liquidation, Right and Preference. In the event of the liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of Series A Preferred Shares shall be entitled to receive in cash, out of the assets of this Corporation, an amount equal to $2.00 per share (the "Base Liquidation Preference") for each outstanding Series A Preferred Share, plus all accumulated but unpaid dividends, before arty payment shall be made or any assets distributed to the holders of the Common Shares or any other class of shares of this Corporation ranking junior to Series A Preferred Shares. If, upon any liquidation or dissolution of this Corporation, the assets at this Corporation are insufficient to pay such $2.00 per share, plus all accumulated but unpaid dividends, the holders of such Series A Preferred Shares shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled. After such payment to the holders of the Series A Preferred Shares, upon such liquidation, dissolution or winding up of this Corporation, the holders of Common Shares shall then be entitled, to the exclusion of the holders of Preferred Shares, to receive in cash, out of the assets of this Corporation, an amount equal to the aggregate paid-in capital reflected on the financial statements of this Corporation as of the date of such distribution, with such distribution being made on a pro rata basis to the holders of all outstanding Common Shares. Following such payment to the holders of Common Shares, the holders of Common Shares and the holders of Preferred Shares shall be entitled to share ratably in all the assets of this Corporation thereafter remaining. For purposes of this joint distribution of assets to the holders of Common Shares and the holders of Preferred Shares, the holders of the Series A Preferred Shares should be regarded as owning that number of Common Shares Into which the Series A Preferred Shares would then be convertible.

                  (3) Special Voting Rights. Without the affirmative vote of the holders (acting together as a class) of at least a majority (with respect to (a), (b) (c) and (e) below) or at least 90% (with respect to (d) below) of Series A Preferred Shares at the time outstanding given In person or by proxy at any annual meeting, or at such special meeting called for that purpose, or, if permitted by law, in writing without a meeting, this Corporation shall not:

                  (a) authorize or issue any (;) additional Series A Preferred Shares or (ii) shares of stock having priority over Series A Preferred Shares or ranking on a parity therewith as to the payment of dividends or as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of this Corporation; or

                  (b) declare or pay any dividend or make any other distribution an any shares of Capital Stock of this Corporation at any time created and issued ranking junior to the Series A Preferred Shares with respect to the right to receive dividends and the right to the distribution of assets upon liquidation, dissolution or winding up of this Corporation (hereinafter called "Junior Stock"), other than dividends or distributions payable solely in shares of Junior Stock, or purchase, redeem or otherwise acquire for any consideration (other than in exchange for or out of the net cash proceeds of the contemporaneous issue or sate of other shares of Junior Stock), or set aside as a sinking fund or other fund for the redemption or repurchase of any shares of Junior Stock or any warrants, rights or options to purchase shares of Junior Stock except as specifically permitted by the terms of the investment agreement, dated January 11, 2000, between this Corporation and the investor listed therein, as it may be amended from time to time (the "Investment Agreement");

                  (c) issue Common Shares at a price below what is at the time of issuance the fair market value per share, or any stock purchase rights, except for such share issuances or stock purchase rights specifically permitted by the terms of the Investment Agreement;

                  (d) alter or amend the rights or preferences of the Series A Preferred Shares as stated in these Articles of Incorporation;

                  (e) sell, lease, license or otherwise dispose of alt or substantially all of its assets, or consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into it. except that (i) any subsidiary of this Corporation may merge into another subsidiary or into this Corporation, and (ii) this Corporation may consolidate or merge with or into another corporation If the shareholders of this Corporation immediately prior to such merger or consolidation own at least eighty percent (80%) of the equity of the combined entity immediately after such merger or consolidation becomes effective; or

                  (f) increase the size of its board of directors to a number greater than seven (7).

                  If (i) this Corporation fails to pay any dividend on the Series A Preferred Shares when and as required, whether or not earned or declared, or to comply with any redemption obligation set forth in subsection 2(C)(5), whether or not funds are available to effect such redemption obligation, which failure has remained uncured for a period of sixty (60) days after the date the holders of a majority of the Series A Preferred Shares shall give written notice to the Corporation of such failure, then; (i) the holders of Series A Preferred Shares, voting jointly as a separate class, shall be entitled to designate and elect three (3) of the members of this Corporation's Board of Directors (the "Default Directors"), and the holders of Common Shares, voting jointly as a separate class, shall be entitled to designate and elect three (3) directors; and the remaining director of the Corporation shall be designated and approved by a majority of each of the Series A Preferred Shares and the Common Shares, each voting separately as a class. If each of the holders of the Series A Preferred Shares and the Common Shares, voting as a class, shall fail to approve a nominee for the remaining director seat, such seat shall be filled by the vote of the holders of the Series A Preferred Shares and the Common Shares voting together as a single class, with the holders of the Series A Shares casting a number of votes equal to the number of Common Shares into which all of the Series A Shares are then convertible, provided that any nominee for such position shall meet the requirements for qualification as an "independent" director, as such term is defined in the rules of the New York Stock Exchange. The right of the holders of Series A Preferred Shares to designate and elect the Default Directors may be exercised until such time as this Corporation's redemption obligation has been complied with or funds sufficient therefor have been deposited in trust, and until the Event of Default under the Investment Agreement has been cured or waived. When such redemption obligation shall have been complied with, or when funds sufficient therefor shall have been deposited in trust, or when such Event of Default under the Investment Agreement shall have been cured or waived, the President of this Corporation shall call a meeting of shareholders at which all directors shall be elected anew, and the term of office of all persons who are then directors shall terminate immediately upon the election of their successors; subject always to the same provisions in the vesting of such right in the holders of the Series A Preferred Shares in the case of any future redemption default or in the case of the occurrence of any future Event of Default under the Investment Agreement.

                  The foregoing right of the holders of Series A Preferred Shares with respect to the election at directors of this Corporation may be exercised at any annual meeting of shareholders or, within the limitations hereinafter provided, at a special meeting of the shareholders. If the date upon which such right of the holders of Series A Preferred Shares shall become vested shall be more than thirty (80) days preceding the date of the next ensuing annual meeting of shareholders as fixed by the Bylaws of this Corporation, the President of this Corporation shall, immediately after delivery to this Corporation at its principal office of a request to such effect signed by the holders of at least a majority of Series A Preferred Shares then outstanding, call a special meeting of the shareholders, to be held within sixty (60) days after the delivery of such request for the purpose of electing the directors who they shall designate as the representatives of Series A Preferred Shares on the Board of Directors, which directors shall serve until the next annual meeting. until their successors shall be elected and shall qualify or until they are divested of such office pursuant to the immediately preceding paragraph. Notice of such meeting shall be mailed to each shareholder not less than twenty (20) days prior to the date of such meeting.

                  Whenever the holders of Series A Preferred Shares shall be entitled to elect the Default Directors, any holder of such Series A Preferred Shares shall have the right, during regular business hours, in person or by a duly authorized representative, to examine and to make transcripts of the stock records of this Corporation for Series A Preferred Shares for the purpose of communicating with other holders of Series A Preferred Shares with respect to the exercise of such right of election.

                  At any annual or special meeting of shareholders held for the purpose of electing directors when the holders of Series A Preferred Shares shall be entitled to elect the Default Directors, the presence in person or by proxy of the holders of a majority of the outstanding Series A Preferred Shares shall be required to constitute a quorum for the election by such class of such directors, and the presence in person or by proxy of the holders of a majority of the outstanding Common Shares be required to constitute a quorum for the election by such class of the remaining directors; provided, however, that the holders of a majority of either such class of stock who are present in person or by proxy shall have power to adjourn such meeting for the election of directors by such class from time to time without notice other than announcement at the meeting. No delay or failure by the holders of either of such classes of stock to elect the members of the Board of Directors whom such holders are entitled to elect shall invalidate the election of the remaining members of the Board of Directors by the holders of the other such class of stock.

                  If, during any interval between annual meetings of shareholders for the election of directors and while the holders of Series A Preferred Shares shall be entitled to elect the Default Directors, the number of directors in office who have been elected by the holders of Series A Preferred Shares or Common Shares and the series of Preferred Shares other than the Series A Preferred Shares, as the case may be, shall, by reason of resignation, death or removal, be less than the total number of directors subject to election by the holders of shares of such class, the vacancy or vacancies in the directors elected by the holders of Common Shares and the series of Preferred Shares other than the Series A Preferred Shares, shall be filled by a majority vote of the remaining directors then in office who were elected by the holders of Common Shares and series of Preferred Shares other than the Series A Preferred Shares or succeeded a director so elected, although such majority be less than a quorum, and the vacancy in the directors elected by the holders of Series A Preferred Shares shall be filled by a majority vote of the remaining directors then in office who were elected by the holders of Series A Preferred Shares or succeeded a director so elected, although such majority may be less than a quorum.

                  (4)      Notice of Certain Events.  In case any time:

                 (a) this Corporation shall pay any dividend payable In stock upon Common Shares, or make any distribution (other than regular cash dividends) to the holders of Common Shares; or

                 (b) this Corporation shall offer for subscription pro rata to the holders of Common Shares any additional shares of stock of any class or other rights; or

                 (c) there shall be any capital reorganization, reclassification of the capital stock of this Corporation, or consolidation or merger of this Corporation with, or sale of all or substantially all of its assets, to another corporation; provided, however, that this provision shall not be applicable to the merger or consolidation of this Corporation with or into another corporation if. following such merger or consolidation, the shareholders of this Corporation immediately prior to such merger or consolidation own at least 80% of the equity of the combined entity; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of this Corporation; then, in any one or more of said cases, this Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the holders of Series A Preferred Shares at the addresses of such holders as shown an the books of this Corporation, of the date on which
(i) the books of this Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which this Corporation's transfer books are closed in respect thereto.

                  (5)      Redemption Rights.

                  (a) Optional Redemption. This Corporation shall have the right, but not the obligation, to purchase and redeem all, or any portion, of the then outstanding Series A Preferred Shares at a price per Series A Preferred Share equal to the Base Liquidation Preference plus accrued and unpaid dividends thereon (the "the Redemption Price"), if the exercise of such redemption option is approved by a majority of the members of this Corporation's Board of Directors. With respect to each optional redemption, the Corporation may not redeem a number of shares having an aggregate Base Liquidation Preference of less than the lesser of (i) One Hundred Thousand and no/100 Dollars ($100,000); or (ii) the aggregate Base Liquidation Preference of all Series A Preferred Shares then outstanding.

                  (b) Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series A Preferred Shares to each record holder thereof not more than 90 nor less than 60 days prior to the date on fixed for redemption (the "Redemption Date"). Such notice shall include the date for redemption and the number of Series A Preferred Shares held by such holder to be redeemed.

                  (c) Method of Payment of Redemption Price. This Corporation shall complete the redemption of any Series A Preferred Shares by mailing to the registered holders thereof, on the Redemption Date, an amount in cash out of moneys legally available therefor sufficient to redeem the Series A Preferred Shares held by each such holder, at the Redemption Price, upon surrender by such holders of the certificates evidencing the shares being redeemed, which certificates shall be properly endorsed in blank. In case fewer than the total number of Series A Preferred Shares represented by any certificate are to be redeemed, a new certificate representing the number of unredeemed Series A Preferred Shares shall be issued to the holder thereof without cost to such holder within five (5) business days after surrender of the certificate representing the redeemed Series A Preferred Shares. All rights with respect to such Series A Preferred Shares called for redemption shall cease and terminate on the Redemption Date, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor. All Series A Preferred Shares which are in any manner redeemed or acquired by this Corporation shall be retired and canceled and none of such shares shall be reissued.

                  If the funds of the Corporation legally available for redemption of Series A Preferred Shares on any applicable Redemption Date are insufficient to redeem the total number of Series A Preferred Shares called for redemption, those funds which are legally available shall be used to redeem the maximum possible number of Series A Preferred Shares called far redemption pro rata among the holders of the Series A Preferred Shares. At any time after such redemption that additional funds of the Corporation become legally available for the redemption of Series A Preferred Shares, such funds shall immediately be used to redeem any Series A Preferred Shares theretofore called for redemption pro rata among the holders of the Series A Preferred Shares.

                  (d) Determination of the Number of Each Holder's Preferred Shares to be Redeemed. The number of shares of Series A Preferred Shares to be redeemed from each holder thereof in redemptions under subsection 2(C)(5)(a) hereunder of less than all of the Series A Preferred Shares shall be the number of shares determined by multiplying the total number of Series A Preferred Shares to be redeemed by a fraction, the numerator of which shall be the total number of Series A Preferred Shares then held by such holder and the denominator of which shall be the total number of Series A Preferred Shares then outstanding.

                  (e) Dividends After Redemption. No Series A Preferred Share redeemed pursuant to this Section 5 shall be entitled to any dividends accruing after the Redemption Date with respect to Series A Preferred Shares called for redemption.

                  On such date, all rights of the bolder of such Series A Preferred Share shall cease (except the right to receive payment in accordance with subsection 2(C)(5)(c)), and such Series A Preferred Share shall no longer be deemed to be issued and outstanding

                  (f) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Preferred Shares, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred Shares on the basis of the number of Series A Preferred Shares owned by each such holder.

                  (g) Conversion Prior to Redemption. Upon the giving of a written notice from this Corporation of a redemption, and prior to the date fixed by such notice for redemption of the Series A Preferred Shares, a holder of Series A Preferred Shares may elect to convert, prior to redemption, in accordance with Section 2(C)(6) hereof, all or a part of the number of Series A Preferred Shares fixed by the notice for redemption from such holder. In such event, the number of Series A Preferred Shares to be redeemed from such holder shall be reduced by the number of shares that the holder of such Series A Preferred Shares shall have elected to convert prior to redemption.

                  (h) Issuance of Common Stock Purchase Warrants Upon Failure to Redeem.

                  (i) If this Corporation shall not have redeemed, by the close of business on January 15, 2005, Series A Preferred Shares (including as shares redeemed, Series A Preferred Shares converted by the holder prior to such date), having an aggregate Base Liquidation Preference of not less than $500,000, this Corporation shall issue to each holder of the Series A Preferred Shares, a warrant to acquire Common Shares of the Corporation, in substantially the form of the warrant issued pursuant to the Investment Agreement, for the purchase of a number of Common Shares equal to (xx) the aggregate Base Liquidation Preference of all Series A Preferred Shares outstanding as of January 18, 2005, less 500,000; multiplied by (yy) 0.85 (adjusted proportionately to account for stock splits, stock dividends, recapitalizations and other similar events); which amount shall then be multiplied by (zz) a fraction, the numerator of which is the total number at Series A Preferred Shares held as of January 15, 2005, by the holder to whom such warrant will be issued, and the denominator of which is the aggregate number of outstanding Series A Preferred Shares as of January 15, 2005.

                  (ii) If this Corporation shall not have redeemed, between January 16, 2005 and the close of business on January 15, 2006, Series A Preferred Shares (including as shares redeemed, Series A Preferred Shares converted by the holder during such period), having an aggregate Base Liquidation Preference of the lesser of (x) $500,000, or (y) the aggregate base Liquidation Preference of all Series A Preferred Shares immediately following the close of business on January 15, 2005, this Corporation shall issue to each holder of the Series A Preferred Shares, a warrant to acquire Common Shares of the Corporation, in substantially the form of the warrant issued pursuant to the Investment Agreement, for the purchase of a number of Common Shares equal to
(xx) the lesser of (as) $500,000, or (bb) the aggregate base Liquidation Preference of all Series A Preferred Shares outstanding as of January 15, 2006; multiplied by (yy) 0.85 (adjusted proportionately to account for stock splits, stock dividends, recapitalizations and other similar events); which amount shall then be multiplied by (zz) a fraction, the numerator of which is the total number of Series A Preferred Shares held as of January 15, 2006, by the holder to whom such warrant will be issued, and the denominator of which is the aggregate number of outstanding Series A Preferred Shares as of January 15, 2006.

                  (iii) The initial exercise price per Common Share with respect to the warrants issued pursuant to this Section 2(C)(5)(h) shall be One Cent ($.01).

                  6.       Conversion Right.

                  (a) Optional Conversion. Each Preferred Share shall be convertible at the option of the holder thereof into Common Shares of this Corporation in accordance with the provisions and subject to the adjustments provided for in subsection 2(C)(6)(b). In order to exercise the conversion privilege, a holder of Preferred Shares shall surrender the certificate evidencing such Preferred Shares to this Corporation at its principal office, duly endorsed to this Corporation and accompanied by written notice to this Corporation that the holder elects to convert a specified portion or all of such shares. Preferred Shares converted at the option of the holder shall be deemed to have been converted on the day of surrender of the certificate representing such shares far conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Preferred Shares, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of Common Shares issuable upon conversion. As promptly as practicable on or after the conversion date, this Corporation shall issue and mail or deliver to such holder a certificate or certificates for the number of Common Shares issuable upon conversion, computed to the nearest one hundredth of a full share, and a certificate or certificates for the balance of Preferred Shares surrendered, if any, not so converted into Common Shares.

                  With respect to any fraction of a Common Share resulting from the conversion of Series A Preferred Shares, this Corporation shall not be required to issue a certificate for a fractional share, but shall instead pay to the holder of such fractional share, cash, equal to such fraction, multiplied by the then current fair market value for a Common Share, as determined by the Board of Directors of this Corporation. acting in good faith.

                  (b) Conversion Price and Adjustments. The number of Common Shares issuable in exchange for each of the Preferred Shares upon conversion shall be equal to the Base Liquidation Preference, divided by the conversion price then in effect (the "Conversion Price"). The Conversion Price shall initially be $2.046, but shall be subject to adjustment from time to time as hereinafter provided:

                  (i) In case this Corporation shall at any time subdivide or split its outstanding Common Shares into a greater number of shares or declare any dividend payable in Common Shares, the Conversion Price in effect immediately prior to such subdivision, split or dividend shall be proportionately decreased, and conversely, in case the outstanding Common Shares of this Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (ii) Except for (x) pursuant to options to purchase common stock of the Corporation granted to employees or directors of the Corporation, approved by its Board of Directors or a committee thereof, and having an exercise price per share not less than eighty percent (80%) of the fair market value of a share of Common Stock as of the date granted (provided that the "fair market value" used for the purpose of such determination is not less than the average closing "bid" and "ask" prices for the Common Stock of the Corporation on a registered securities exchange (if available), for the thirty (30) trading days immediately preceding such determination), or (y) as consideration for the acquisition by the Corporation of the stock, or all or substantially all of the assets of another entity or business, if, in such transaction the value placed on the Common Shares is determined by the Board of Directors, acting in good faith, to be equal to or in excess of what is then the fair market value of a Common Share. (the "Excluded Issuances), If at any time this Corporation shall issue or sell any Common Shares for a consideration per share less than 92/100 Dollars ($0.92) (the "Trigger Price") (other than dividends payable in Common Shares), or shall issue any options, warrants or other rights for the purchase of such shares at a consideration per share of less than the Trigger Price, the Conversion Price in effect immediately prior to such Issuance or sale shall be adjusted and shall be equal to (x) the Conversion Price then in effect, multiplied by (y) a fraction, the numerator of which shall be an amount equal to the sum at (a) the number of Common Shares outstanding immediately prior to such issuance or sale multiplied by the Conversion Price then in effect, and (b) the total consideration payable to this Corporation upon such issuance or sale of such shares and such purchase rights and upon the exercise of such purchase rights, and the denominator of which shall be the amount determined by multiplying (as) the number of Common Shares outstanding immediately after such issuance or sale plus the number of the Common Shares issuable upon the exercise of any purchase rights thus issued, by (bb) the Conversion Price then in effect. If any options or purchase rights that are taken into account in any such adjustment of the Conversion Price subsequently expire without exercise, the Conversion Price shall be recomputed by deleting such options or purchase rights. If the Conversion Price is adjusted as the result of the issuance of any options, warrants or other purchase rights, no further adjustment of the Conversion Price shall be made at the time of the exercise of such options, warrants or other purchase rights.

                  (iii) The anti-dilution provisions of this subsection 2(C)(6)(b) may be waived by the affirmative vote of the holders (acting together as a class) of at least ninety percent (90%) of the then outstanding Preferred Shares.

                  (c) Notice of Conversion Price Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first-class mail postage prepaid, addressed to the registered holders of the Series A Preferred Shares at the addresses of such holders as shown on the books of this Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series A Preferred Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (d) Adjustment of Conversion Price Upon Event of Default Under Investment Agreement. Upon the occurrence of an Event of Default, which Event of Default has remained uncured for a period of sixty (60) days after the date the holders of a majority of the Series A Preferred Shares shall give notice to the Corporation of such Event of Default, the Conversion Price shall thereupon be adjusted, and shall be equal to the Conversion Price in effect immediately prior to the occurrence of the Event of Default giving rise to the adjustment, divided by 2.

                  (e) Definition of Common Shares. As used in subsections 2(C)(6)(b)-(c) the term "Common Shares" shall mean and include this Corporation's presently authorized Common Shares and shall also include any capital stock of any class of this Corporation hereafter authorized which shall have the right to vote on all matters submitted to the shareholders of this Corporation and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of this Corporation; provided that the shares receivable pursuant to conversion of Preferred Shares shall include shares designated as Common Shares of this Corporation as of the date of issuance of such Preferred Shares, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 2(C)(6)(b)(ii) above.

         The foregoing Amendment was adopted by the Board of Directors of the Corporation acting by written consent dated June 28, 2001 , pursuant to Sections 607.1002, 607.0821 and 607.0602 of the Florida Business Corporation Act. Therefore, no shareholder vote was necessary for approval of the Amendment to the Corporation's Articles of Incorporation.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duty authorized officer.

         Signed, this 17th day of October 2001.




                                                    Lawrence Cohen, President